UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 1, 2007
Date of Earliest Event Reported: February 26, 2007

Fresh Harvest Products, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-24189	33-1130446
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

280 Madison Avenue, Suite 1005 New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (212) 889-5904
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

Item 2.03

Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of the Registrant.

Item 3.02

Unregistered Sales of Equity Securities.

On February 26, 2007, Fresh Harvest Products, Inc. (the “Company”) entered into a convertible two-year promissory note with Max Greenfield (the “Lender”) in the principal amount of $30,000. The note is convertible into common stock and contains a three year option to purchase additional common stock. The other principal provisions of the note include:

Interest Rate:

12% per annum.

Conversion Rate:

the lower of (a) $0.50 per share, or (b) a per share 35% discount to the closing bid price (providing one develops) on the date of conversion.

Piggyback

Registration Rights:

on any portion of the principal that is converted into common stock.

Option:

to purchase up to $150,000 of the Company’s common stock at a per share price determined by 35% discount of the market value of the Company’s common stock based upon the average of a five

day trading price at the date of exercise.

A copy of the promissory note is attached as an exhibit hereto. The foregoing descriptions of the promissory note is qualified in it’s entirety by reference to the full text of attached exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits.

99.1	February 26, 2007 Promissory Note

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Harvest Products, Inc.
Date: March 1, 2007	By: /s/ Michael Jordan Friedman
Michael Jordan Friedman
President, Chief Executive Officer and Chairman of the Board of Directors